Familymeds Group, Inc. (FMRXD)
Presentation at Roth Capital Partners 2006 New York Conference
September 6, 2006

<<Ed Mercadante, Chairman and Chief Executive Officer>>

For just a minute of reviewing the business model, most of you in the audience know our models. Essentially, there is three legs to our stool or to our business model. First is, the apothecary and professional style clinic pharmacies which we operate in medical centers and hospitals up and down on the eastern seacoast, basically selling oral prescription and injectable specialty meds to chronically ill patients. This is the bread and butter of our business, it’s the driver, it’s the largest revenue component of our business and it drives the overall profitability or driving force of the company.

The middle graph here talks about the employer sponsored worksite pharmacies. Approximately 1.5 year ago, we started opening pharmacies and large employers of Fortune 500 companies. We have established two of those thus far. We have a robust pipeline to follow through on that. And these pharmacies operate very similar to our clinic pharmacies. They are 1,200 to 1,800 square feet and they operate inside a large employers.

And then the third part of our business model is a medical supply business which is really an adjunct to our Familymeds clinic and apothecary pharmacies, where we sell largely specialty biologic and pharmaceutical products to physicians who occupy the same medical buildings they were in and some other related medical buildings nearby. And our pharmacists establish a relationship with those docs and then we have telesales people who market and work with them. And we work with some outside sales agents as well on that side. That gives you kind of a quick brief overview of the strategy.

Often times I get to ask the question as to why is your strategy really based on a location strategy and it’s really important in pharmacy and in our arena to understand our location strategy, to understand our model. Our model is really based on servicing chronically ill patients at the point of care. We are very unique in that regard. There is no one else that really is doing this on a national basis.

Why is it important? First of all, it’s important for healthcare plans and employers because our programs, like for example, our reliable resell program improve patient outcomes. They enhance compliance on medication therapies and improve overall outcomes. Also there is a growing consumer preference for overall one stop shopping when it comes to healthcare. As the patient gets older, more chronically ill and goes back to the doctor and our average patients goes back to the doctor 18 times a year, they like to do everything under one roof.

So our pharmacies present a very convenient low cost alternative and when all their prescriptions are paid for by either Medicare D or a prescription drug plan, it’s very convenient for the patient. Third is, it offers a low cost overall solution. Our pharmacies are very compact. We keep our occupancy cost very low. We run our pharmacies with one pharmacist and a few other ancillary technicians and personnel, but we really focus on technology. Technology drives our business and as I go through these slide presentation, I am going to talk a little bit more about technology today than I have in the past.

And finally, the point of care pharmacies that we have today are the point of care. These type of pharmacies are going to be pharmacies that we can really grow in other environments and the employer-based arena is, we are just touching the tip of the iceberg there where we are going to be able to essentially save employers' money by providing them an employee based pharmacy on their factory floor or in their headquarters to service those patients, those employees.

This is a quick slide that gives you an example of the affiliations we have throughout the country. As I said, we were -- we stretch up and down the eastern seacoast and goes far west as Oklahoma. We are operating in 14 states. And our philosophy is essential the partner with leading medical care providers, physician groups and hospitals wherever we put our locations so that we can essentially foster a referral service or a referral centre from all those physicians and work very closely with the managed care plans in those various states.

Spoken about worksite pharmacy before, it’s a brandized name that we have established. We are one of two companies in the United States that are establishing pharmacies and large employers. The key benefits for the employer is cost savings by directly contracting with the manufacturer, reducing costs of the drug and the ingredient cost, and providing a generic at a lower cost alternative for the employer.

We target companies that are Fortune 500 companies that have over 2000 employees in one location. And really our pathway to market is to work closely with brokers and consultants, trying to get to the large HR directors. So it’s a very long sell cycle to this business. You can work with a company for over a year before they will sign a board -- sign a contract and announce a full scale benefit change.

And the big reason for that is because it requires a profound change to how they are administering their benefits for their employees. These are some metrics of one of the pharmacies that we established about 15 months ago to give you an idea of the progress in that pharmacy. We filled 17,000 prescriptions in Q2 of ’05, Q1 of ’06 and Q2 of ’06, we grew that pharmacy on a prescription basis year-over-year by 25% and quarter-over-quarter by 2.5%. The revenue has been growing steadily. It grew on a comp store basis 37.5% and on a quarter-to-quarter basis 12.2%. This is an example of the progress we can make in these employer-based sponsored pharmacies that’s why we are so excited and why we want to establish more of these locations in Fortune 500 companies.

Getting back to what kind of patient and what kind of treatments we offer as protocols in our pharmacies, 60% of our patients are over the age of 50. Why, because we go after those types of patients. Those patients are the chronically ill patients who have an acute dimension to their disease. They often visit the doctor. They often are comorbidity. They have multiple illnesses and need multiple prescription drugs at the same time, injectables, specialty drugs as well as oral engineered drug products.

This slide gives you a slice of where we are doing business in terms of therapeutic regiment. The fastest growing components of this business are the pain and oncology component and mental health component. We have found a niche in those two and diabetes is a close third and expanding very quickly. We expect to do a lot more diabetic business this year.

This slide gives you a little bit of a understanding on generic. Generic drugs, I know, you have read a lot about generics and hear a lot about how it lowers cost to the consumer, lowers cost to the plan, the managed care plan, and to the government, when it comes to a Medicare or Medicaid plan. But it also improves gross margin to a pharmacy. And so it’s very important for us to establish a very strong foothold with the use of generic drugs.

We have been working very hard as a company to provide technology additives to our pharmacist and provide incentives to our personnel as well as provide incentives to our patients to allow us to dispense generic drugs. It improves our gross margin profitability and overall creates a more sustainable long-term business model.

We've made substantial progress. These are across our various managed care payers and range from 56% all the way up to on the cash prescriptions where we actually -- we have a very few cash prescriptions in our pharmacies. Most people have a managed care card, but over 70% dispensing of generic drugs.

This slide, I think, you will find very useful to put together some metrics and understand our business a little bit better. This is the average annualized unit economics of our pharmacies. On the left hand side, you will see that the annual average revenue of one of our pharmacies is approximately $3 million, gross margin approximately 20%, and the OpEx at about 16%. It leaves about 4.5% EBITDA on an average basis.

And on the right side, we rank our pharmacies based on their performance. Every company that establishes multiple operations like ours, multiple pharmacy operations, has a quartile breakout. We'd like to see all of our pharmacies up at the top quartile, performing at $5.4 million and producing a solid EBITDA.

But we also have the realization that there are some pharmacies, for location reasons or for the number of doctors that are in a medical building or for essentially other reasons, that may be related to managed care that are down in the fourth quartile, where they do 1.6 million and average about 1.3% in EBITDA. It’s our job from management’s point of view to execute against that plan to bring those up.

If you look at last year’s numbers on this -- and I didn’t have those released to the public. So I can’t add that to the slide. But essentially, last year, everything from last year improved and our quartile mix has improved across the board on all our four quartiles.

Also, on this slide, you will see that our average oral prescription price on branded prescriptions is at $63.50, well above the national average. Our average specialty Rx is at $180. And we have a very efficient model, where we perform at $1,660 per square foot. So it’s a very efficient retail model.

Fundamentally, we are a healthcare business, but we straddle the retail side of things, because we are selling prescription drugs to the patients. So fundamentally, we act like a retail business. A lot of people ask me are you a retail or a healthcare. I would like to say I am both, because we have the dynamics of both types of industries.

And our comp organic revenue growth has been improving steadily and now ranges between 9 and 10%, which we think is very exciting and compelling against our peer group and other pharmacies throughout the nation. I think, if you look at the peer analysis with the exception of Walgreens, which outperforms the industry on an overall basis, you will find a 9 to 10% is well above almost every industry sector of retail pharmacy overall in this country.

Give you a little bit of an idea of the average footprint of our location in some of the established metrics on an occupancy cost basis. The average apothecary pharmacy -- we define an apothecary pharmacy being not in the medical building, but closely nearby to the medical billing, maybe across the street or around the corner. The medical office building is actually in that building.

The average on a consolidated basis is 1,800 square feet, and the gross occupancy cost range from about 2% of revenue up to about 2.65% of revenue. We think that this is a very efficient box. We think it’s a box that we can open, and on a very small amount of capital, we can grow quite steadily.

I wanted to give you an idea of what it cost to open one of our pharmacies, about $350,000. The CapEx meaning the leasehold improvements, the furniture, the fixture, and the technology that goes into a pharmacy cost, about 100,000. The inventory about 150,000, and our working capital during the first year were we have to move to breakeven about 100,000. There is an abundance of opportunities for us to grow.

Many of you are shareholders in the company have heard my road show before, and I have told you that there is over 4000 locations in the United States. There are possible new pharmacy expansion sites that haven’t gone away, if any thing it’s increased because doctors are aggregating at a very rapid rate for efficiency reason. So we have a ample opportunity to grow our pharmacies. And there is over a 1000 medical buildings in the United States that have pharmacies in a very fragmented ownership and gives us an ample opportunity to acquire pharmacies.

So what was this year all about? Well, first of all, it was about topline growth and organic growth. Q1 was about establishing a presence in growing the company from an organic basis, Q2 was a succession on that. Q1 strategy, we think that we slightly outperformed where we wanted to be on the organic growth side in both Q1 and Q2, and we returned to a pharmacy focus also of last year’s distribution focus.

Going forward and this graph gives you an understanding, we are in a four, four, five retail calendar, fiscal calendar. So the reason you see the spike in the third month every quarter is because it’s five week month. But you can see a steady improvement on topline revenues. And we think this business achieving a scale is very important because that scale will lead to a profitability that will be sustainable in the long-run.

One of the most important factors of this business is technology. In my business and in pharmacy, in general, without technology you cannot have a sustainable long-term topline or profit. We have invested heavily in technology, we believe that that technology enhancement will allow us to grow more rapidly and sustain our growth from here forward. So in the first half of this year, we made some significant CapEx expenses to grow our technology.

There are four parts that I would like to kind of quickly review with you, one is our core pharmacy technology. We have a pharmacy system and a platform in all of our pharmacies and have enabled physicians to prescribe electronically and send prescriptions to our pharmacies. We think that this is something that not only reduces our costly med errors but improves accuracy in long-term, improves efficiency in a pharmacy and reduces cost.

In addition, what we have done to out reach to patients, especially the elderly, is we have established an auto refill or reliable refill type program using call technology and telephony to get out to patients and let them know when their prescriptions are do for refills or when they have some kind of idiosyncratic reactions to a med or when a drug is recalled or when a drug goes generic or when a drug has some sort of a problem.

We can reach out and touch all of our patients very quickly within an hour to two hours. We can reach out to the entire segment. Last year, we filled over 3.5 million prescriptions. We have over 400,000 patients overall that we treat every year. So the numbers get large and it’s important for us to have a good system to reach out the patients.

We have also deployed special technology features to drive incremental sales. First is our Kiosk program, which these Kiosk’s go in medical buildings. We believe that in a long run these Kiosk’s will be a helpful solution in capturing some prescriptions out of medical buildings where we don’t have a pharmacy along with physician prescribing electronically. We think this is a piece that will help improve our incremental sales.

We’ve also used the web. Our website is a very frequently visited for non-prescription sales. We don’t do a lot of prescription sales over the web, most people don’t feel comfortable at answering data or putting prescription information on the web, but they certainly feel comfortable about ordering the Tylenol or Anacin on the web. So we feel that this is an important driver of our future in our business.

Overall, we’ve used these technology driven patient services to improve topline and to compete in a very, very competitive market and to sustain a long-term topline and hopefully move towards a long-term profitable bottomline.

One of the focuses going forward this year was improving our gross margin. We do that essentially three ways. First, by bundling products with pharmaceuticals, things like home and healthcare products that have gross margins that are much higher than a typical pharmaceutical product. Two, by focusing on generics, as I had explained. And three, by focusing on compounded and infused products that have typically a much higher gross margin.

We've made considerable strides in the first half of the year to move our gross margin ahead. This is a business that is undergoing -- in an industry that is undergoing a tremendous amount of gross margin pressure by managed care payers and by Medicare D, and we have to fight about everybody to keep our gross margin. And it’s very important to have a strategy to go forward how we can bundle our prescription customer, our core patient that has a high value product need with other products that they need as well.

No -- Nothing would be possible if we don’t focus on our SG&A and expense control. About a month ago, I announced that we made some layoffs and we cut back some expenses, and we've reduced our operating expenses on a go-forward basis. That was all in an effort to accelerate our pathway to profitability. We remain very vigilant on expenses. We think expense control is a paramount concern in our company and any industry that has as much gross margins pressure as our industry does. We have to be focused on the expense side of the equation.

So a little bit of a scorecard last year, I am not going to spend too much time on that. But '06, our organic sales growth has been very steady, first half up 12% over last year. Our gross margin has improved in the first half of this year. Our operating expense control has not been where I had hoped that would be in the first half. But in the second half of this year, we think that we will really be focused on expense controls. And we have substantially improved our balance sheet. We retired $23million sub-debt facility, replaced it with the $10 million sub-debt facility, essentially picking up $13 million through that early retirement. We think that improved our balance sheet.

We did this. We are also opened two pharmacies in the first half of the year, and we will probably open at least one location in the second half of the year and perhaps more. We think we have a very strong pipeline for expansion. And it's going to be a question of finding the right opportunity and using our capital that we have in a prudent and wise fashion to make sure that the pharmacies we open become profitable very quickly.

This is a snapshot of the trailing 12 months from topline to bottomline. We think that our steady improvement of topline and our growth rate and topline will eventually yield sustainable long-term profitability. And we are hoping and moving in the right direction and have executed against a strategic plan and objectives and core implementation tactics that will be geared towards getting the profitability very quickly.

I mentioned this already, but we have improved our patient count. We continue to improve our patient count. Last year, we were servicing about 400,000 patients. We are now over 410,000 patients being serviced. Our sequential increase in our business is also an indicator of long-term ability to sustain our business. The Med D component of our business -- many of you know what Med D is, essentially it’s the new Medicare drug prescription program that was enacted a couple of years ago and rolled out in the beginning of this year.

It was - it started in pharmacies in the early part of this year, and it makes up about 20% of our overall revenue rate right now. We see that this is going to be big piece of our business going forward. It will improve utilization and improve topline, but will add also gross margin pressure. So we have to use certain techniques like technology and bundling products to keep the gross margin at the right level.

We think our year-over-year reduction of operating loss is a positive indicator, but we are not satisfied at all with that. We really believe that what we need to do to get the profitability is essentially continue our topline growth, sustain our gross margin momentum and be very, very vigilant of expenses meeting a scale point in the third quarter of this year and really in the fourth quarter of this year, really seeing an uplift in the overall financial performance of the Company.

We think we have a very good business team that has been assembled a combination of both financial people, operating people, and people with pharmacy background and understanding of the industry, very compelling often times when we go into large worksite employers or hospitals that compliment our team, from the point of view of understanding both the metric side of the business, the execution side, as well as the overall professional side of the business.

So, overall, how do we expect to continue sustaining our business? It’s by leveraging our unique platform strength. First our pharmacies, we are the largest operator of medical site pharmacies in the United States. Second of all, leveraging our patients, our chronically ill patients who have an active and acute dimension to their diseases. Third by our relationships with our physicians, we think that fostering those relationships and those referrals with both physicians and managed care plans will add to the long-term of profitability and sustainability of our company. And finally to leverage the use and transactional value or specialty meds which adds a considerable amount of unit level gross margins towards every time we dispense a specialty med.

So, couple of investment takeaways, we believe that the platform strength meaning pharmacies, patients in relationships and expertise will lead to a long-term compelling investment thesis. We know our stock is languished, we know our performance on the stock market is not been what that we like it to be, but we also really feel that the momentum behind the company in terms of its metrics moving forward as the business model sustainable are not reflected by the market. So hopefully you all go out and buy some more stock.

I would like to open up the floor to some questions along the way.

Q&A

<Q>: [Question Inaudible]

<A - Ed Mercadante>: Our cash position at the end of the second quarter was approximately $5.5, $5.6 million.

<A>: There is a breakout room just down the hall [indiscernible].

<Q>: [Question Inaudible]

<A - Ed Mercadante>: Yes, I think that the answer to your second part to your question, I mean what will allow us to expand; I mean we think we have a robust pipeline for expansion. We need capital to expand with $5.6 million in cash and availability at the end of second quarter. And, you know, we don’t have a lot of room to expand using CapEx dollars to either acquire pharmacies or grow pharmacies, that’s the fact. On the other hand, the drivers to our organic expansion are also, are very much there. Number 1, there is essentially four drivers. Number 1, it’s the mix of the drugs, it’s the drug that’s moving towards the specialty mix that has a higher unit top line with a higher core transactional gross margin associated to it, number 1. Number 2, its fostering more of a relationship with the doctor and that doctor is going to send you more patients that have high core morbidity situation and also selling pharmaceuticals to that doctor through our medical supply business. Number 3, it’s really fostering a relationship with the managed care organizations and being the first referral point from those managed care organizations, especially when it comes to specialty and injectable drugs, those are the drivers, those are the key drivers. And finally, to grow the gross margin we have to bundle the core pharmaceutical product with other non-pharmaceutical products that lend themselves to that and use generic drugs.

<<Company Speaker, Analyst at Roth Capital Partners>>

Thank you. There is a breakout room, a shoeless board room.

<<Ed Mercadante, Chairman and Chief Executive Officer>>

Thanks very much.

END